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Exhibit 10.20

THE SECURITIES REPRESENTED BY THIS DOCUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS IN RELIANCE UPON EXEMPTIONS THEREFROM. THE HOLDER MAY NOT OFFER, SELL, TRANSFER, ASSIGN, PLEDGE, HYPOTHECATE OR OTHERWISE DISPOSE OF OR ENCUMBER THE SECURITIES REPRESENTED BY THIS DOCUMENT EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR UPON RECEIPT BY THE ISSUER OF AN OPINION OF LEGAL COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO THE ISSUER AND ITS LEGAL COUNSEL THAT SUCH OFFER, SALE, TRANSFER, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OR ENCUMBRANCE IS EXEMPT FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND THE REGISTRATION AND/OR QUALIFICATION PROVISIONS OF APPLICABLE STATE SECURITIES LAWS.

MSC.SOFTWARE CORPORATION

WARRANT TO PURCHASE COMMON STOCK
VOID AFTER 5:00 P.M., LOS ANGELES TIME, ON MAY 1, 2007

        This certifies that, for value received, MICHAEL KORYBALSKI or registered assigns (the "Holder"), is entitled to purchase from MSC.Software Corporation, a Delaware corporation (the "Company"), at any time on and after May 1, 2003, but no later than 5:00 P.M., Los Angeles time, on May 1, 2007 (the "Expiration Date"), at the purchase price of $15.00 per share (the "Exercise Price"), up to 15,000 shares of Common Stock, par value $0.01 per share, of the Company (the "Warrant Shares"). The number of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price per share are subject to adjustment from time to time as set forth in this Warrant.

  SECTION 1. Exercise

        1.1    Exercise. This Warrant may be exercised in whole or in part by presentation of this Warrant with the Purchase Form attached hereto duly executed and simultaneous payment of the Exercise Price (subject to adjustment) at the principal executive offices of the Company, currently in the City of Santa Ana, California. Payment of the Exercise Price shall be made at the option of the Holder hereof by certified or cashier's check or as provided in subsection 1.2 hereof. Upon any partial exercise of this Warrant, there shall be countersigned and issued to the Holder hereof a new Warrant in respect of the Warrant Shares as to which this Warrant shall not have been exercised.

        1.2    Alternative Exercise. In lieu of exercising this Warrant for cash as described in subsection 1.1, the Holder shall have the right to exercise this Warrant or any portion thereof (the "Net Issuance Right") into shares of Common Stock as provided in this subsection 1.2 at any time or from time to time during the period specified in the first paragraph of this Warrant by the surrender of this Warrant (properly endorsed) to the Company. Upon exercise of the Net Issuance Right with respect to a particular number of shares subject to this Warrant (the "Net Issuance Warrant Shares"), the Company shall deliver to the Holder (without payment by the Holder of any Exercise Price or any cash or other consideration) that number of shares of Common Stock equal to the quotient obtained by dividing (X) the value of this Warrant (or the specified portion hereof) on the Net Issuance Exercise Date, which value shall be determined by subtracting (A) the aggregate Exercise Price of the Net Issuance Warrant Shares immediately prior to the exercise of the Net Issuance Right from (B) the aggregate fair market value of the Net Issuable Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof) on the date the Net Issuance Right is exercised as provided herein by (Y) the fair market value of one share of Common Stock on the date the Net Issuance Right is exercised as provided herein. For purposes of this subsection 1.2, fair market value shall mean the Closing Price (as defined in subsection 4.1(c)) of the Common Stock on the date the Net Issuance Right is exercised as provided herein.

        1.3    Effect of Exercise. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided in this Section 1 and the persons entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holders of record of such shares as of the close of business on such date. As promptly as practicable on or after such date, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares of Common Stock issuable upon such exercise.

  SECTION 2. Transfer of Exchange of Warrant

        2.1    Transfer. This Warrant shall be transferable only in the books of the Company upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or legal representative. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited and remain with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and required to be deposited and remain with the Company. Upon any registration of transfer, the Company shall countersign and deliver a new Warrant to the person entitled thereto. Transfer of this Warrant can be made only in compliance with all applicable federal and state securities laws.

        2.2    Exchange of Warrant. This Warrant may be exchanged for another Warrant entitling the Holder thereof to purchase a like aggregate number of Warrant Shares as the Warrant surrendered then entitles such Holder to purchase. Any Holder desiring to exchange this Warrant shall make such request in writing delivered to the Company, and shall surrender this Warrant. Thereupon, the Company shall countersign and deliver to the person entitled thereto a new Warrant as so requested.

  SECTION 3. Reservation of Shares of Common Stock

        There have been reserved, and the Company shall at all times keep reserved out of its authorized Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the right of purchase represented by this Warrant. The Company covenants that all shares of Common Stock issuable upon exercise of this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable. The transfer agent for the Company's Common Stock and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares required for such purpose.

  SECTION 4. Adjustment of Exercise Price and Number of Warrant Shares

        4.1    Adjustments. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

          (a)  Stock Dividends, Splits, etc. In case the Company shall at any time after the date of this Warrant (i) pay a dividend or make a distribution on its Common Stock which is paid or made (A) in Common Stock or other shares of the Company's capital stock or (B) in rights or warrants to purchase Common Stock or other capital stock of the Company if such rights or warrants are not exercisable or separable from the Common Stock except upon the occurrence of a contingency, (ii) subdivide its outstanding Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares into a smaller number of shares of Common Stock or (iv) issue by reclassification of its Common Stock other securities of the Company, then, in any such event the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder of this Warrant shall be entitled to receive, upon exercise of this Warrant, the kind and number of shares of the Company and rights to purchase Common Stock or other securities of the Company (or, in the event of the redemption of any such rights, any cash paid in respect of such redemption) that he, she or it would have owned or been entitled to receive after the happening of any of the events described above had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the opening of business on the next business day following the record date in the case of dividends or other distributions and shall become effective immediately after the opening of business on the next business day following the effective date in the case of a subdivision or combination.

          (b)  Distributions of Assets. In case the Company shall at any time after the date of this Warrant distribute to all holders of its Common Stock evidences of indebtedness of the Company or assets of the Company (including cash dividends or distributions out of retained earnings other than cash dividends or distributions made on a quarterly or other periodic basis) or warrants to subscribe for securities of the Company (excluding those referred to in paragraph (a) above), then in each case the Exercise Price shall be adjusted to a price determined by multiplying the Exercise Price in effect immediately prior to such distribution by a fraction, of which the numerator shall be the then current Market Price (as defined in paragraph (c) below) per share of Common Stock on the record date for determination of shareholders entitled to receive such distribution, less the then fair value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants which are applicable to one share of Common Stock, and of which the denominator shall be such Market Price per share of Common Stock; provided, however, that if the then current Market Price per share of Common Stock on the record date for determination of shareholders entitled to receive such distribution is less than the then fair value of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants which are applicable to one share of Common Stock, the foregoing adjustment of the Exercise Price shall not be made and in lieu thereof the Holder shall be entitled to receive upon exercise of this Warrant in addition to the Common Stock the kind and number of assets, evidences of indebtedness, subscription rights and warrants (or, in the event of the redemption of any such evidences of indebtedness, subscription rights and warrants, any cash paid in respect of such redemption) that he, she or it would have owned or have been entitled to receive after the happening of such distribution had this Warrant been exercised immediately prior to the record date for such distribution. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

          (c)  Computation of Market Price. For the purpose of any computation under this Warrant, the current Market Price per share of Common Stock at any date shall be deemed to be the average of the daily Closing Price per share for the 15 consecutive Trading Days (as defined below) commencing 30 Trading Days before the date in question. "Closing Price" is defined as the closing price for the Common Stock on the New York Stock Exchange. If Closing Price cannot be established as described above, Market Price shall be the fair market value of the Common Stock as determined in good faith by the Board of Directors. "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business.

          (d)  Minimum Adjustment. No adjustment in the number of Warrant Shares purchasable hereunder or the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1.0% in the number of Warrant Shares purchasable upon the exercise of this Warrant, or the

  Exercise Price, as the case may be; provided, however, that any adjustments which by reason of this paragraph (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4 shall be made to the nearest cent or the nearest ten-thousandth of a share, as the case may be.

          (e)  Warrant Share Adjustment. Upon each adjustment of the Exercise Price as a result of the calculations made in paragraph (a) or (b) above, this Warrant shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest ten-thousandth) obtained by (A) multiplying (x) the number of shares covered by this Warrant immediately prior to such adjustment of the Exercise Price by (y) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

          (f)    Notice of Adjustment. Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant or the Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly mail by first class mail, postage prepaid, to the Holder of this Warrant notice of such adjustment or adjustments. Such certificate shall be conclusive evidence of the correctness of such adjustment.

          (g)  Definition of Common Stock. For the purpose of this subsection 4.1 the term "Common Stock" shall mean (A) the class of stock designated as the Common Stock of the Company at the date of this Warrant or (B) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, above, the Holder of this Warrant shall become entitled to purchase any securities of the Company other than Common Stock, thereafter the number of such other securities so purchasable upon exercise of this Warrant and the Exercise Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this subsection 4.1 and the provisions of subsections 4.2 and 4.3, inclusive, with respect to the Warrant Shares, shall apply on like terms to any such other securities.

          (h)  Company May Reduce Exercise Price or Increase Number of Warrant Shares Purchasable. The Company may, at its option, at any time during the term of this Warrant, reduce the then current Exercise Price, or increase the number of Common Shares purchasable upon exercise of this Warrant, to any amount deemed appropriate by the Board of Directors of the Company.

        4.2    No Adjustment for Dividends. Except as provided in subsection 4.1, no adjustment in respect of any dividends made on a quarterly or other periodic basis out of retained earnings shall be made during the term of this Warrant or upon the exercise of this Warrant.

        4.3    Preservation of Purchase Rights and Adjustment of Exercise Price upon Merger, Consolidation, etc. In case the Company shall consolidate or merge with or into any other corporation (other than a consolidation or merger in which the Company is the surviving corporation and each share of Common Stock outstanding immediately prior to such consolidation or merger is to remain outstanding immediately after such consolidation or merger and no cash, securities or other property is distributed with respect to such shares) or shall sell or transfer all or substantially all of its assets to any person or entity, the Company or such successor or purchasing person or entity, as the case may be (collectively, the "acquiring person"), shall execute an agreement that the Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of this Warrant the kind and amount of shares and other securities, cash and other property that he, she or it would have owned or have been entitled to receive after the happening of such consolidation, merger or sale had this Warrant been exercised immediately prior to such action (assuming that such Holder, as a holder of Common Stock prior to such action, would not have exercised any rights of election as a holder of Common Stock as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger or sale; provided, that if the kind or amount of securities, cash or other property receivable upon such consolidation, merger or sale is not the same for each non-electing share of Common Stock, then the kind and amount of securities, cash or other property receivable shall be deemed to be the kind and amount so receivable by a plurality of the non-electing shares). The provisions of this subsection 4.3 shall similarly apply to successive consolidations, mergers, sales or conveyances.

  SECTION 5. No Rights as Stockholders

        Nothing contained in this Warrant shall be construed as conferring upon the Holder or his, her or its transferee the right to vote or to receive dividends or to consent or to receive notice as shareholders in respect of any meeting of shareholders for the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

  SECTION 6. Fractional Shares of Common Stock

        The Company will not issue fractions of Warrant Shares. In lieu of such fractional Warrant Shares, there shall be paid to the Holder to whom fractional Warrant Shares would otherwise be issuable an amount in cash equal to the product of such fraction of a Warrant Share multiplied by the Closing Price per share of Common Stock on the date this Warrant is exercised.

  SECTION 7. Notices

        Any notice pursuant to this Warrant by the Holder to the Company shall be in writing and shall be deemed to have been duly given if delivered or mailed by certified mail, return receipt requested, to MSC.Software Corporation, 2 MacArthur Place, Santa Ana, California 92707, Attention: Louis A. Greco. Any notice mailed pursuant to this Warrant by the Company to the Holder shall be in writing and shall be deemed to have been duly given if mailed by first-class mail, postage prepaid, to Holder at his, her or its address as it appears on the books of the Company. Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in writing to the other party.

  SECTION 8. Applicable Law

        This Warrant shall be deemed to be a contract made under the internal laws of the State of California (without preference to conflicts of law principles) and for all purposes shall be construed in accordance with the laws of said State.

        IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officers.

Dated:	MSC.SOFTWARE CORPORATION
	By:	/s/ FRANK PERNA Title:
	ATTEST:	/s/ MARGARET WILLIAMS Title:

MSC.SOFTWARE CORPORATION
PURCHASE FORM

        The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder,              shares of Common Stock, provided for therein, and requests that certificates for such shares of Common Stock be issued in the name of:

Name:
Address:
Social Security or Taxpayer's Identification Number:

and, if said number of shares of Common Stock shall not be all the Common Stock purchasable thereunder, that a new Warrant for the balance remaining of the Common Stock purchasable under the within Warrant be registered in the name of the undersigned Warrantholder or his or her Assignee as below indicated and delivered to the address stated below.

Name of Warrantholder or Assignee:
Address:

Social Security or Taxpayer's Identification Number:
Signature:
Dated:
Signature Guaranteed:
NOTICE:	The above signature must correspond with the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatever, unless this Warrant has been assigned.

ASSIGNMENT

(To be signed only upon
assignment of Warrant)

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(Name of Assignee)

(Address and Social Security or other Taxpayer Identification Number of Assignee)

the within Warrant, hereby irrevocably constituting and appointing

Attorney to transfer said Warrant on the books of the Company, with full power of substitution in the premises.

DATED:

Signature of Registered Holder

Signature Guaranteed:

NOTICE:	The signature of this assignment must correspond with the name as it appears upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

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MSC.SOFTWARE CORPORATION
WARRANT TO PURCHASE COMMON STOCK VOID AFTER 5:00 P.M., LOS ANGELES TIME, ON MAY 1, 2007
MSC.SOFTWARE CORPORATION PURCHASE FORM